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                                                                     EXHIBIT 5.1


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                                                                December 5, 2003




GUSAP Partners and the Subsidiary Guarantors
c/o Gerdau Ameristeel US Inc.
5100 West Lemon Street, Suite 312
Tampa, Florida
United States, 33609


                     RE:   REGISTRATION STATEMENT ON FORM F-4

Dear Sirs/Mesdames:

            We have acted as Canadian and United States counsel to Gerdau Ameristeel Corporation, an Ontario corporation ("Gerdau Ameristeel"), GUSAP Partners, a Delaware general partnership ("GUSAP", and together with Gerdau Ameristeel, the "Issuers"), and each of the entities listed on Schedule A hereto (collectively, the "Subsidiary Guarantors"), in connection with the exchange offer by the Issuers and the Subsidiary Guarantors of US $405,000,000 principal amount of the Issuers' 10 3/8% Senior Notes due 2011 (the "Exchange Notes") together with the accompanying unsecured guarantees of the Subsidiary Guarantors (the "Exchange Guarantees", and together with the Exchange Notes, the "Exchange Securities"). The Issuers and the Subsidiary Guarantors are filing, on the date hereof, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement (including a prospectus dated of even date therewith and forming a part of the Registration Statement, the "Prospectus") on a combined Form F-10 and Form F-4 (collectively, the "Registration Statement") relating to the Issuers' and the Subsidiary Guarantors' offer to exchange the Exchange Securities for all of the outstanding US $405,000,000 principal amount 10 3/8% Senior Notes due 2011 and the accompanying guarantees by the Subsidiary Guarantors (collectively, the "Existing Securities"). The Exchange Securities will be issued, and the Existing Securities were issued, pursuant to an indenture (the "Indenture") dated as of June 27, 2003 among the Issuers, the Subsidiary Guarantors and SouthTrust Bank, as trustee (the "Trustee"). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            We have participated in the preparation of and, where applicable, have examined an executed copy of each of the following:

      (a)   the Registration Statement (including the Prospectus);

      (b) the Indenture, which includes the terms and conditions of the Exchange Guarantees and the form of Exchange Note (filed as Exhibit
            7.1 to the Registration Statement on Form F-10);

      (c) the Registration Rights Agreement dated June 27, 2003, by and among the Issuers, the Subsidiary Guarantors and the initial purchasers of the Existing Notes (filed as Exhibit 2.1 to the Registration Statement on Form F-10);

      (d) the statement of partnership existence (including amendments thereto) and amended and restated general partnership agreement of GUSAP (filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement on Form F-4);

      (e) a consent of the managers of GUSAP relating to the Exchange Offer, the Registration Rights Agreement and the Indenture, including the issuance of the Exchange Notes and related matters; and

      (f) the Form T-1 of the Trustee (filed as Exhibit 25.1 to the Registration Statement on Form F-4).

            We have also made those investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of those certificates of public officials and of those other certificates, documents and records as we considered necessary or relevant for purposes of the opinions expressed below.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of individuals signing any documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photocopied copies. In making our examination of documents executed or to be executed, we have assumed that each of the parties thereto, other than GUSAP and the Subsidiary Guarantors, had or will have the corporate or other power and capacity to enter into, and to perform its obligations thereunder and have also assumed the due authorization, execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

            With respect to the opinions relating to the Exchange Guarantees of each of the Subsidiary Guarantors in clause (b) below, we have relied solely, and without independent verification, upon opinions of local counsel in the jurisdiction of organization of each of the Subsidiary Guarantors (as set forth in Schedule A), each dated June 27, 2003, as to the due authorization of the Registration Rights Agreement and the Indenture (which includes the Exchange Guarantees).

            Based upon the foregoing and subject to the assumptions, limitations, exceptions and qualifications herein stated, we are of the opinion that:

            (a) the Exchange Notes to be issued by GUSAP have been duly authorized by GUSAP and when issued, executed and delivered by GUSAP and Gerdau Ameristeel and authenticated by the Trustee pursuant to the terms and conditions of the Indenture and exchanged for the Existing Notes as contemplated in the Registration Statement, the Exchange Notes will be validly issued and outstanding and will constitute valid and legally binding obligations of GUSAP, enforceable against GUSAP in accordance with their terms and the terms of the Indenture, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

            (b) each Exchange Guarantee of the applicable Subsidiary Guarantor will constitute a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except, in each case, to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            With respect to any opinions addressing the corporate or partnership law of the State of Delaware, you are aware that no members of our firm are admitted to the Bar of the State of Delaware and that such opinions are based upon our general familiarity with the corporate or partnership law of the State of Delaware as a result of our prior involvement in transactions of a similar nature involving such law.

            The information set out in this opinion letter is as of the date of this opinion letter, and you should infer no obligation on our part to advise you of changes, material or otherwise, arising from matters subsequently brought to our attention and you should infer no obligation on our part to provide you with supplemental information as of a later date.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm name under the caption "Legal Matters" and "Description of Notes - Enforceability of Judgments" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       /s/ Torys LLP
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                                   SCHEDULE A

       NAME AND JURISDICTION OF INCORPORATION OF EACH SUBSIDIARY GUARANTOR

Gerdau Ameristeel MRM Special Sections Inc. (Saskatchewan)

3038482 Nova Scotia Company (Nova Scotia)

Pasug LLC (Delaware)

Gerdau USA Inc. (Delaware)

Gerdau Ameristeel US Inc. (Florida)

Porter Bros. Corporation (North Dakota)

MFT Acquisition, Corp. (Delaware)

1062316 Ontario Limited (Ontario)

Co-Steel Benefit Plans Inc. (Ontario)

1300554 Ontario Limited (Ontario)

1551533 Ontario Limited (Ontario)

Co-Steel C.S.M. Corp. (Delaware)

Gerdau Ameristeel Perth Amboy Inc. (New Jersey)

Raritan River Urban Renewal Corporation (New Jersey)

Gerdau Ameristeel Lake Ontario Inc. (Delaware)

Co-Steel Benefit Plans USA Inc. (Delaware)

Gerdau Ameristeel Sayreville Inc. (Delaware)

N.J.S.C. Investment Co., Inc. (New Jersey)